Exhibit 99.1

Sienna Biopharmaceuticals Announces Pivotal Trials with SNA-001 in Acne

Did Not Meet Primary and Secondary Endpoints

— Results from independent pivotal trials with SNA-001 for the reduction of unwanted light-pigmented hair expected beginning in the fourth quarter of 2018

— Sienna continues to advance robust multi-asset pipeline, including SNA-120 and SNA-125

— Company will conduct conference call and webcast today at 8:15 a.m. ET

WESTLAKE VILLAGE, Calif., July 30, 2018 – Sienna Biopharmaceuticals, Inc. (NASDAQ:SNNA), a clinical-stage medical dermatology and aesthetics company, today announced that two pivotal acne trials with SNA-001 in conjunction with 1064 nm and 810 nm lasers did not show statistical significance on the primary and secondary endpoints. SNA-001 is a topical medical product derived from Sienna’s proprietary Topical Photoparticle Therapy™ platform.

“We are disappointed by these results, which did not confirm the findings from the previous proof of concept study. Acne is a complex, multi-factorial disease affecting most people at some point in their lives,” said Frederick C. Beddingfield III, MD, PhD, President and Chief Executive Officer of Sienna Biopharmaceuticals. “Researchers have long recognized the challenges to achieving clinically meaningful outcomes in acne. We conducted our trials with scientific rigor, but the data did not show a benefit from SNA-001. Sienna was founded on a strategy of developing a diversified multi-asset pipeline by a highly experienced team. We have several additional clinical studies from two separate technology platforms across a number of therapeutic indications and development stages reading out over the next three quarters, and remain highly focused on delivering innovative therapies that matter for patients.”

“As acne is a condition with inherent variability in the disease and the scales used to assess it, we deliberately constructed our trials with a powerful split-face design to address this,” said Paul F. Lizzul, MD, PhD, Chief Medical Officer of Sienna Biopharmaceuticals. “We executed the trials with the rigor expected in pharmaceutical studies, choosing high quality sites, applying good oversight and monitoring, and enrolling the right patients. However, the results showed that while SNA-001+Laser and Vehicle+Laser both showed an improvement in acne lesions from baseline, there was no additional benefit from SNA-001.”

These two, independent, multicenter, randomized, double-blind, split-face (within subject vehicle controlled) studies enrolled subjects 12 years and older with moderate to severe acne vulgaris. Subjects were treated three times over the course of two weeks on each side of the face with laser and either SNA-001 or Vehicle. The primary endpoint was evaluated three months after the last treatment, with no intervening therapies. Details of the two pivotal trials included:

SNA-001+810 nm laser (n=78)

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Primary endpoint: At 12 weeks following the last treatment, SNA-001+Laser and Vehicle+Laser demonstrated a 37.4 percent and a 36.5 percent reduction from baseline in inflammatory lesion count, respectively. The difference between treatments was not significant (p = 0.663).

•	Secondary endpoints: Neither change from baseline in absolute inflammatory lesions nor Investigator Global Assessment (IGA) 1-grade responder rate were statistically significant.

SNA-001+1064 nm laser (n=89)

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Primary endpoint: At 12 weeks following the last treatment, SNA-001+Laser and Vehicle+Laser achieved a 38.7 percent and a 41.9 percent reduction from baseline in inflammatory lesion count, respectively. The difference between treatments was not significant (p = 0.411).

•	Secondary endpoints: Neither change from baseline in absolute inflammatory lesions nor IGA 1-grade responder rate were statistically significant.

In both trials, SNA-001 was well-tolerated, with no clinically meaningful differences in adverse events (AEs) observed between SNA-001 and Vehicle treatment areas. AEs were mostly mild. The most frequently reported AEs were erythema, discoloration and edema.

Results from a third, independent pivotal trial in acne using SNA-001 in conjunction with a 755 nm laser are expected in the fourth quarter of 2018.

Sienna is separately investigating SNA-001 for the reduction of unwanted light-pigmented hair. The Company expects to report results from three pivotal trials with SNA-001 for the reduction of light-pigmented hair in the fourth quarter of 2018 and first quarter of 2019.

Sienna’s pipeline also includes two new chemical entities (NCEs) from the Company’s proprietary Topical by Design™ platform. Applications of this innovative technology are currently being explored with SNA-

120 for use in pruritus associated with psoriasis, and SNA-125 for use in psoriasis and atopic dermatitis. Clinical data for these products are expected to be reported over the course of the next three quarters.

Conference Call and Webcast

Sienna will host a conference call today, July 30, at 8:15 a.m. Eastern Time to discuss the SNA-001 acne pivotal trials. Callers should dial in approximately 10 minutes prior to the start of the call. No reservation is necessary to participate on the call. The phone number to join the conference call is +1 (877) 376-9929 (toll-free in the United States and Canada) or +1 (629) 228-0733 (international). The conference identification number for the live call is 3265779.

The call will be webcast live and can be accessed through the Investor Relations section of the Company’s website at Investors.SiennaBio.com. An archived version of the webcast will be available approximately two hours following the live call for 90 days.

About Sienna Biopharmaceuticals

Sienna Biopharmaceuticals, Inc. is a clinical-stage biopharmaceutical company focused on bringing innovations in biotechnology to the discovery, development and commercialization of first-in-class, targeted, topical products in medical dermatology and aesthetics. The Company’s objective is to develop a unique, diversified, multi-asset pipeline of topical therapies that enhance the health, appearance and quality of life of dermatology and aesthetics patients. Sienna is led by a management team with extensive experience in product development and commercialization at several leading dermatology, aesthetics and biotechnology companies.

For more information, visit the Company’s website at www.SiennaBio.com.

Forward-Looking Statements

This press release contains forward-looking statements, including but not limited to statements by Sienna’s Chief Executive Officer and Chief Medical Officer and other statements regarding Sienna’s expectations for the timing of additional data readouts for its clinical trials, including SNA-001 for the treatment of acne and the reduction of unwanted light-pigmented hair. Such forward-looking statements involve substantial risks and uncertainties that could cause Sienna’s clinical development programs, future results, performance, or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the pharmaceutical drug and medical device development processes, including the clinical development process, regulatory approval processes, the timing of regulatory filings, the challenges associated with manufacturing pharmaceutical drug and medical device products, Sienna’s ability to successfully protect and defend its intellectual property, and other matters that could affect the sufficiency of existing cash to fund operations and the availability or commercial potential of Sienna’s drug candidates. Sienna undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see Sienna’s most recent Annual Report on Form 10-K and any subsequent current and periodic reports filed with the Securities and Exchange Commission.

Contact:

Media

Caroline Van Hove

cvanhove@siennabio.com

818-575-6250

Crystal Muilenburg

cmuilenburg@siennabio.com

818-584-1035

Investors

Sean Andrews

sandrews@siennabio.com

818-629-2244

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Sienna Biopharmaceuticals, Inc.

30699 Russell Ranch Road, Suite 140, Westlake Village, CA 91362

Office 818-629-2256 | Fax 818-706-1214

www.SiennaBio.com

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